Exhibit 99.1

DICK’S Sporting Goods Announces Results of Early Participation in Exchange Offer and Consent Solicitation

PITTSBURGH, June 23, 2025 - DICK’S Sporting Goods, Inc. (“DICK’S”) (NYSE: DKS), a leading U.S. based full-line omni-channel sporting goods retailer, today announced that, in connection with the previously announced offer to eligible holders to exchange (the “Exchange Offer”) any and all outstanding notes issued by Foot Locker, Inc. (“Foot Locker”) as set forth in the table below (the “Foot Locker Notes”) for (1) up to $400,000,000 aggregate principal amount of new notes issued by DICK’S (the “DICK’S Notes”) and (2) in certain instances, cash, and the related consent solicitation by Foot Locker (the “Consent Solicitation”) to adopt certain proposed amendments to the indenture governing the Foot Locker Notes (the “Proposed Amendments”), as of 5:00 p.m., New York City time, on June 20, 2025 (the “Early Participation Date”), according to Global Bondholder Services Corporation, the information agent for the Exchange Offer and Consent Solicitation, the following principal amount of Foot Locker Notes have been validly tendered and not validly withdrawn (and consents thereby validly given and not validly revoked):

Title of Foot Locker Notes / CUSIP / ISIN No.	Aggregate Principal Amount Outstanding	Foot Locker Notes Tendered at Early Participation Date
		Principal Amount	Percentage
4.000% Senior Notes due 2029 144A: 344849AA2 / US344849AA21 Regulation S: U3449AAA5 / USU3449AAA52	$400,000,000	$369,381,000	92.35%

As of the Early Participation Date, DICK’S, on behalf of Foot Locker, has received the requisite number of consents to adopt the Proposed Amendments to the Foot Locker Notes. On June 20, 2025, Foot Locker entered into a supplemental indenture with the guarantors party thereto and the trustee for the Foot Locker Notes (the “Supplemental Indenture”) to effect the Proposed Amendments, which, among other changes, eliminate substantially all of the restrictive covenants, certain affirmative covenants and certain events of default. Upon its execution, the Supplemental Indenture became effective and constitutes a binding agreement between Foot Locker, the guarantors party thereto and the trustee for the Foot Locker Notes. However, the Proposed Amendments will not become operative until (i) immediately prior to the consummation of the closing of the merger of a subsidiary of DICK’S with and into Foot Locker, with Foot Locker surviving the merger as a wholly owned subsidiary of DICK’S (the “Acquisition”) or (ii) immediately upon the settlement of the Exchange Offer, depending on the specific amendment, and will cease to be operative if the Acquisition is not consummated.
As a result of the consents validly tendered and not validly withdrawn by the Early Participation Date, the consent payment for the Foot Locker Notes will be approximately $2.71 per $1,000 in principal amount of Foot Locker Notes validly tendered and not validly withdrawn (the “Consent Payment”).

Revocation rights for the Consent Solicitation expired at 5:00 p.m., New York City time, on June 20, 2025. Withdrawal rights for the Exchange Offer expire as of the Expiration Date (as defined herein).
DICK’S further announced that it has extended the offer to eligible holders who validly tender their Foot Locker Notes after the Early Participation Date but before the Expiration Date to receive the early participation premium of $30.00 in principal amount of DICK’S Notes for each $1,000 in principal amount of Foot Locker Notes tendered, for a total consideration of $1,000 in principal amount of DICK’S Notes for each $1,000 in principal amount of Foot Locker Notes tendered. Eligible holders who did not validly tender their Foot Locker Notes before the 5:00 p.m., New York City time, deadline on the Early Participation Date will not be eligible to receive the Consent Payment.
The Exchange Offer and Consent Solicitation are being made pursuant to the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement dated June 6, 2025 (the “Offering Memorandum and Consent Solicitation Statement”). The Exchange Offer and Consent Solicitation are conditioned upon, among other things, the closing of the Acquisition, which condition may not be waived by DICK’S. The closing of the Acquisition is not conditioned upon the consummation of the Exchange Offer or Consent Solicitation.
DICK’S, in its sole discretion, may modify or terminate the Exchange Offer and may extend the Expiration Date and/or the settlement date with respect to the Exchange Offer, subject to applicable law. Any such modification, termination or extension by DICK’S will automatically modify, terminate or extend the Consent Solicitation, as applicable.
The Exchange Offer and Consent Solicitation will expire at 5:00 p.m., New York City time, on August 1, 2025, unless extended (the “Expiration Date”). The settlement date will be promptly after the Expiration Date and is expected to be within two business days after the Expiration Date. Documents relating to the Exchange Offer and Consent Solicitation will be distributed only to eligible holders of Foot Locker Notes who certify that they are either (a) a person that is in the “United States” and that it is a “Qualified Institutional Buyer” as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”); or (b) a person that is outside of the “United States” and that (i) is not a “U.S. Person,” (ii) is not an “EEA Retail Investor” or “UK Retail Investor,” and (iii) in the case of persons located in the United Kingdom, is a “Relevant Person” (as defined in the Offering Memorandum and Consent Solicitation Statement). The complete terms and conditions of the Exchange Offer and Consent Solicitation are described in the Offering Memorandum and Consent Solicitation Statement, a copy of which may be obtained by contacting Global Bondholder Services Corporation, the exchange agent and information agent in connection with the Exchange Offer and Consent Solicitation, at (855) 654-2015 (U.S. toll-free) or (212) 430-3774 (banks and brokers) or Contact@gbsc-usa.com. The eligibility form is available electronically at: https://gbsc-usa.com/eligibility/dicks.
This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Exchange Offer and Consent Solicitation are being made solely pursuant to the Offering Memorandum and Consent Solicitation Statement as amended by this press release and only to such persons and in such jurisdictions as is permitted under applicable law.
The DICK’S Notes have not been and will not be registered under the Securities Act or any state securities laws. Therefore, the DICK’S Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified as those that may predict, forecast, indicate or imply future results or performance and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might” or any variations of such words or other words with similar meanings. Any statements about DICK’S, Foot Locker’s or the combined company’s plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. These statements are subject to known and unknown risks, uncertainties, assumptions, estimates, and other important factors that change over time, many of which may be beyond DICK’S’, Foot Locker’s and the combined company’s control. DICK’S’, Foot Locker’s and the combined company’s future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the benefits of the Acquisition, including future financial and operating results and the combined company’s plans, objectives, expectations, intentions, growth strategies and culture and other statements that are not historical facts.
Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to, current macroeconomic conditions, including prolonged inflationary pressures, potential changes to international trade relations, geopolitical conflicts and adverse changes in consumer disposable income; supply chain constraints, delays and disruptions; fluctuations in product costs and availability due to tariffs, currency exchange rate fluctuations, fuel price uncertainty and labor shortages; changes in consumer demand for products in certain categories and consumer lifestyle changes; intense competition in the sporting goods industry; the overall success of DICK’S’, Foot Locker’s and the combined company’s strategic plans and initiatives; DICK’S’, Foot Locker’s and the combined company’s vertical brand strategy and plans; DICK’S’, Foot Locker’s and the combined company’s ability to optimize their respective distribution and fulfillment networks to efficiently deliver merchandise to their stores and the possibility of disruptions; DICK’S’, Foot Locker’s and the combined company’s dependence on suppliers, distributors, and manufacturers to provide sufficient quantities of quality products in a timely fashion; the potential impacts of unauthorized use or disclosure of sensitive or confidential customer, employee, vendor or other information; the risk of problems with DICK’S’, Foot Locker’s and the combined company’s information systems, including e-commerce platforms; DICK’S’, Foot Locker’s and the combined company’s ability to attract and retain customers, executive officers and employees; increasing labor costs; the effects of the performance of professional sports teams within DICK’S’, Foot Locker’s and the combined company’s core regions of operations; DICK’S’, Foot Locker’s and the combined company’s ability to control expenses and manage inventory shrink; the seasonality of certain categories of DICK’S’, Foot Locker’s and the combined company’s operations and weather-related risks; changes in applicable tax laws, regulations, treaties, interpretations and other guidance; product safety and labeling concerns; the projected range of capital expenditures of DICK’S, Foot Locker and the combined company, including costs associated with new store development, relocations and remodels and investments in technology; plans to return capital to stockholders through dividends and share repurchases, if any; DICK’S’, Foot Locker’s and the combined company’s ability to meet market expectations; the influence of DICK’S’ Class B common stockholders and associated possible scrutiny and public pressure; compliance and litigation risks; DICK’S’, Foot Locker’s and the combined company’s ability to protect their respective intellectual property rights or respond to claims of infringement by third parties; the availability of adequate capital; obligations and other provisions related to DICK’S’, Foot Locker’s and the combined company’s indebtedness; DICK’S’, Foot Locker’s and the combined company’s future results of operations and financial condition; the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the Acquisition; the outcome of any legal proceedings that may be instituted against DICK’S or Foot Locker, including with respect to the Acquisition; the possibility that the Acquisition does not close when expected or at all because required regulatory or shareholder approvals or other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Acquisition); the risk that the benefits from the Acquisition, including anticipated cost synergies, may not be fully realized or may take longer to realize than expected; the ability to promptly and effectively integrate the businesses of DICK’S and Foot Locker following the closing of the Acquisition; the dilution caused by the issuance of shares of DICK’S common stock in the Acquisition; the possibility that the Acquisition may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the terms of the debt financing incurred in connection with the Acquisition; reputational risk and potential adverse reactions of DICK’S’ or Foot Locker’s customers, employees or other business partners; and the diversion of DICK’S’ and Foot Locker’s management’s attention and time from ongoing business operations and opportunities due to the Acquisition. These factors are not necessarily all of the factors that could cause DICK’S’, Foot Locker’s or the combined company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm DICK’S’, Foot Locker’s or the combined company’s results.
For additional information on these and other factors that could affect DICK’S’ or Foot Locker’s actual results, see the risk factors set forth in DICK’S’ and Foot Locker’s filings with the Securities and Exchange Commission (the “SEC”), including DICK’S’ most recent Annual Report on Form 10-K, filed with the SEC on March 27, 2025, and its other filings with the SEC, and Foot Locker’s most recent Annual Report on Form 10-K, filed with the SEC on March 27, 2025, and its other filings with the SEC. DICK’S and Foot Locker disclaim and do not undertake any obligation to update or revise any forward-looking statement in this communication, except as required by applicable law or regulation. Forward-looking statements included in this communication are made as of the date of this communication.
Additional Information about the Acquisition and Where to Find It
In connection with the Acquisition, DICK’S intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement of Foot Locker that also constitutes a prospectus for the shares of DICK’S common stock to be offered in the Acquisition. Each of DICK’S and Foot Locker may also file other relevant documents with the SEC regarding the Acquisition. This communication is not a substitute for the proxy statement/prospectus or registration statement or any other document that DICK’S or Foot Locker may file with the SEC. The definitive proxy statement/prospectus (if and when available) will be mailed to shareholders of Foot Locker. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT DICK’S, FOOT LOCKER, THE ACQUISITION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the registration statement and proxy statement/prospectus (if and when available) and other documents containing important information about DICK’S, Foot Locker and the Acquisition once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by DICK’S will be available free of charge on DICK’S’ website at https://investors.dicks.com. Copies of the documents filed with the SEC by Foot Locker will be available free of charge on Foot Locker’s website at https://investors.footlocker-inc.com.
Participants in the Solicitation
DICK’S, Foot Locker and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Acquisition. Information about the directors and executive officers of DICK’S is set forth in DICK’S’ proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on May 2, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001089063/000108906325000054/dks-20250501.htm, under the headings “Corporate Governance,” “Director Compensation,” “Executive Compensation,” “Transactions with Related Persons” and “Stock Ownership,” DICK’S’ Annual Report on Form 10-K for the fiscal year ended February 1, 2025, which was filed with the SEC on March 27, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1089063/000108906325000012/dks-20250201.htm, and to the extent holdings of DICK’S securities by its directors or executive officers have changed since the amounts set forth in DICK’S’ proxy statement for its 2025 annual meeting of stockholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Changes in Beneficial Ownership on Form 4, which are filed with the SEC. Information about the directors and executive officers of Foot Locker is set forth in Foot Locker’s proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on April 10, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/850209/000110465925033769/tm2425908-3_def14a.htm, under the headings “Governance,” “Director Compensation,” “Executive Compensation” and “Shareholder Ownership,” Foot Locker’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025, which was filed with the SEC on March 27, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/850209/000143774925009620/floc20241213_10k.htm, and to the extent holdings of Foot Locker securities by its directors or executive officers have changed since the amounts set forth in Foot Locker’s proxy statement for its 2025 annual meeting of shareholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Changes in Beneficial Ownership on Form 4, which are filed with the SEC.
Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Acquisition when such materials become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. Copies of the documents filed with the SEC by DICK’S and Foot Locker will be available free of charge through the website maintained by the SEC at www.sec.gov. Additionally, copies of documents filed with the SEC by DICK’S will be available free of charge on DICK’S’ website at https://investors.dicks.com and those filed by Foot Locker will be available free of charge on Foot Locker’s website at https://investors.footlocker-inc.com.
About DICK’S Sporting Goods, Inc.
DICK’S Sporting Goods (NYSE: DKS) creates confidence and excitement by inspiring, supporting and personally equipping all athletes to achieve their dreams. Founded in 1948 and headquartered in Pittsburgh, the leading omni-channel retailer serves athletes and outdoor enthusiasts in more than 850 DICK’S Sporting Goods, Golf Galaxy, Public Lands and Going Going Gone! stores, online, and through the DICK’S mobile app. DICK’S also owns and operates DICK’S House of Sport and Golf Galaxy Performance Center, as well as GameChanger, a youth sports mobile platform for live streaming, scheduling, communications and scorekeeping.
Driven by its belief that sports have the power to change lives, DICK’S has been a longtime champion for youth sports and, together with its Foundation, has donated millions of dollars to support under-resourced teams and athletes through the Sports Matter program and other community-based initiatives. Additional information about DICK’S business, corporate giving and employment opportunities can be found on dicks.com, investors.dicks.com, sportsmatter.org, dickssportinggoods.jobs and on Instagram, TikTok, Facebook and X.
Contacts:
Investor Relations:
Nate Gilch, Senior Director of Investor Relations
DICK’S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400
Media Relations:
(724) 273-5552 or press@dcsg.com
Category: Financial